UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other jurisdiction of incorporation	(Commission File Nu5mber	(IRS Employer Identification No.)

165 Gibraltar Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Voluntary Reduction in Base Salary of Executive Officers and Change in Bonus

On March 27, 2020, in connection with the global health and economic crisis connected to the COVID-19 pandemic, the Compensation Committee of Ondas Holdings Inc. (the “Company”) approved a voluntary 90% reduction in the base salaries of both Eric A. Brock, its Chairman and Chief Executive Officer, and Stewart Kantor, its President, Chief Financial Officer, Treasurer and Secretary. These reductions will be effective as of March 20, 2020 for a period of 60 days.

Item 8.01	Other Events.

On March 20, 2020, in connection with the COVID-19 pandemic, the Company reduced its business activity to critical operations only, and furloughed 80% of its workforce, effective immediately. Furthermore, per orders issued by the Health Officer of the County of Santa Clara, the Company’s offices in Sunnyvale, California have been closed, except for functions related to the support of remote workers and product support related to the transportation sector. The affected workforce will continue as employees of the Company and will receive employer-sponsored health care benefits. The furloughed employees will not receive direct compensation from the Company during the furlough period; however, they will immediately become eligible for unemployment benefits.

Although the Company is currently attempting to take all reasonable steps to mitigate the impact of the COVID-19 pandemic, the Company expects the ongoing, global economic impact from the COVID-19 pandemic to have an adverse impact on its revenue and adjusted EBITDA for at least the first and second quarter of 2020, and may also have an adverse impact on the Company’s financial condition and results of operations for the remainder of 2020, however in neither case can the Company quantify or reasonably estimate any such impact at this time. The Company may also be unable to comply with the financial and other material covenants under its debt agreements and may not be able to negotiate waivers or amendments to such debt agreements in order to maintain ongoing compliance. In addition, if the Company experiences any additional unexpected delays in the resumption of its full operations, or incurs additional unanticipated costs and expenses as a result of the COVID-19 pandemic, such operational delays and unanticipated costs and expenses will have a further adverse impact on the Company’s business, financial condition and results of operations in 2020.

 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock Chief Executive Officer

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